UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 9, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In response to recent publicity regarding stock option grant practices and in connection with the review of the Company’s financial statements for the second quarter of 2006, the Company recently commenced a review of the documentation and procedures for all stock option awards made by the Company under the Company’s 1996 Stock Option Plan, 1997 Directors’ Stock Plan and 2006 Incentive Compensation Plan (collectively, the “Plans”) since the inception of the Plans and a review of the accounting treatment of such awards. This internal review is ongoing.

As a preliminary matter, the Company believes it may need to record additional non-cash charges for stock based compensation expense for certain prior periods, but is unable at this time to determine the amount of such charges, the resulting tax impact of such action, whether such additional charges would be material and/or whether previously filed financial statements would need to be restated. In light of this, the Company’s audit committee has formed a special subcommittee comprised solely of independent directors to conduct a thorough review of the Company’s stock option grant program, the accounting treatment thereof and the public disclosures related thereto. The independent committee intends to retain independent outside counsel to assist it in conducting this review.

The Company has notified the staff of the Securities and Exchange Commission and the New York Stock Exchange of these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: August 9, 2006	By:	/s/ Frank V. McMahon
	Name:	Frank V. McMahon
	Title:	Chief Financial Officer and Vice Chairman